UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FIRST ULB CORP.

(Exact name of registrant as specified in its charter)

California	94-3134590
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Hegenberger Road, Suite 110

Oakland, California 94621

(Address, including zip code, of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-177267

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common stock, no par value	NASDAQ Capital Market

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, no par value, of First ULB Corp., a California corporation (the “Registrant”), is contained in the section captioned “DESCRIPTION OF COMPANY CAPITAL STOCK” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-177267), which was originally filed on October 12, 2011 (including the amendments thereto, the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Securities and Exchange Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FIRST ULB CORP.

Date: October 17, 2011	By:	/s/ Malcolm F. Hotchkiss
Malcolm F. Hotchkiss
President and Chief Executive Officer